As filed with the Securities and Exchange Commission on April 20, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________

China Lodging Group, Limited
 (Exact name of Registrant as specified in its charter)
___________________

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5th Floor, Block 57, No. 461 Hongcao Road
Xuhui District
Shanghai 200233
People’s Republic of China
(86) 21 5153-9477
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
___________________

China Lodging Group, Limited Amended and Restated 2007 Global Share Plan
China Lodging Group, Limited Amended and Restated 2008 Global Share Plan
China Lodging Group, Limited Amended and Restated 2009 Share Incentive Plan
(Full title of the plan)
___________________

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 604-1666
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________

Copy to:
Howard Zhang, Esq.
Davis Polk & Wardwell LLP
26/F, Twin Towers (West)
B12 Jian Guo Men Wai Avenue, Chaoyang District
Beijing 100022, China
(86) 10-8567-5000
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (3)
Ordinary Shares, par value US$0.0001 per share	2,168,848(4)	US$0.93(5)	US$2,017,028.64	US$143.81
Ordinary Shares, par value US$0.0001 per share	5,835,167(6)	US$1.52(7)	US$8,869,453.84	US$632.39
Ordinary Shares, par value US$0.0001 per share	2,352,970(8)	US$1.53(9)	US$3,600,044.10	US$256.68
Ordinary Shares, par value US$0.0001 per share	51,462(10)	US$3.80(13)	US$195,555.60	US$13.94
Ordinary Shares, par value US$0.0001 per share	500,858(11)	US$3.80(13)	US$1,903,260.40	US$135.70
Ordinary Shares, par value US$0.0001 per share	647,030(12)	US$3.80(13)	US$2,458,714.00	US$175.31
Total	11,556,335	N/A	US$19,044,056.58	US$1,357.83

(1)
The ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of China Lodging Group, Limited (the “Registrant”) registered hereunder may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents four Ordinary Shares.  A separate registration statement on Form F-6 (File No. 333-165402) has been filed on March 11, 2010 for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares.

(2)
The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of any share splits, share dividends and anti-dilution provisions and other terms in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Calculated pursuant to Rules 457(h)(1) and 457(c) under the Securities Act.
(4)
Ordinary Shares issuable upon the vesting of the exercise of outstanding options under the Registrant’s Amended and Restated 2007 Global Share Plan (the “Amended and Restated 2007 Plan”) as of April 15, 2010.

(5)	The proposed maximum offering price per share of US$0.93 is the weighted average exercise price of outstanding options under the Amended and Restated 2007 Plan as of April 15, 2010.
(6)
Ordinary Shares issuable upon the vesting of the exercise of outstanding options under the Registrant’s Amended and Restated 2008 Global Share Plan (the “Amended and Restated 2008 Plan”) as of April 15, 2010.

(7)	The proposed maximum offering price per share of US$1.52 is the weighted average exercise price of outstanding options under the Amended and Restated 2008 Plan as of April 15, 2010.
(8)
Ordinary Shares issuable upon the vesting of the exercise of outstanding options under the Registrant’s Amended and Restated 2009 Share Incentive Plan (the “Amended and Restated 2009 Plan”) as of April 15, 2010.

(9)	The proposed maximum offering price per share of US$1.53 is the weighted average exercise price of outstanding options under the Amended and Restated 2009 Plan as of April 15, 2010.
(10)	Ordinary Shares available for the grant of future awards under the Amended and Restated 2007 Plan.
(11)	Ordinary Shares available for the grant of future awards under the Amended and Restated 2008 Plan.
(12)	Ordinary Shares available for the grant of future awards under the Amended and Restated 2009 Plan.
(13)
The proposed maximum offering price per share of US$3.80 is one fourth of the average of the high and low prices of the Registrant’s ADSs, each of which represents four Ordinary Shares, as reported in the NASDAQ Global Market on April 15, 2010.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents of the Registrant filed with the Commission are incorporated herein by reference:

(a)
The Registrant’s latest prospectus filed with the Commission on March 26, 2010 (the “Prospectus”) pursuant to Rule 424(b) under the Securities Act, which includes the Registrant’s audited financial statements for the year ended December 31, 2009; and

(b)
The description of the Registrant’s Ordinary Shares and ADSs contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34656) filed with the Commission on March 11, 2010, which incorporates by reference the description of the Registrant’s Ordinary Shares and ADSs set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Prospectus.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  The Registrant’s Amended and Restated Memorandum and Articles of Association, which was filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 filed on March 12, 2010 (File No. 333-165247), provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty or fraud.

 The Registrant has entered into indemnification agreements with each of its directors and executive officers, a form of which was filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 filed on March 5, 2010 (File No. 333-165247), whereby the Registrant agrees to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, and incorporated by reference into, this Registration Statement.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China on April 20, 2010.

China Lodging Group, Limited

By:	/s/Tuo (Matthew) Zhang
Name:	Tuo (Matthew) Zhang
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tuo (Matthew) Zhang and Min (Jenny) Zhang, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Qi Ji	Executive Chairman of the Board of Directors	April 20, 2010
Name: Qi Ji

/s/ Tuo (Matthew) Zhang	Chief Executive Officer	April 20, 2010
Name: Tuo (Matthew) Zhang	(principal executive officer)

/s/ Min (Jenny) Zhang	Chief Financial Officer	April 20, 2010
Name: Min (Jenny) Zhang	(principal financial and accounting officer)

/s/ John Jiong Wu	Director	April 20, 2010
Name: John Jiong Wu

/s/ Tongtong Zhao	Director	April 20, 2010
Name: Tongtong Zhao

/s/ Ping Ping	Director	April 20, 2010
Name: Ping Ping

/s/ Yan Huang	Director	April 20, 2010
Name: Yan Huang

/s/ Min Fan	Director	April 20, 2010
Name: Min Fan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on April 20, 2010.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
China Lodging Group, Limited Amended and Restated 2007 Global Share Plan, filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 filed on March 5, 2010 (File No. 333-165247) and incorporated herein by reference

4.2
China Lodging Group, Limited Amended and Restated 2008 Global Share Plan, filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 filed on March 5, 2010 (File No. 333-165247) and incorporated herein by reference

4.3
China Lodging Group, Limited Amended and Restated 2009 Share Incentive Plan, filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 filed on March 5, 2010 (File No. 333-165247) and incorporated herein by reference

5.1	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd., an Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)